UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)             (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2015, the compensation committee of the board of directors of Premiere Global Services, Inc., or PGi, approved the performance criteria for annual and quarterly incentive bonus awards for 2015 for our named executive officers: Boland T. Jones, our Chief Executive Officer; Theodore P. Schrafft, our President; David E. Trine, our Chief Financial Officer; and David M. Guthrie, our Chief Technology Officer.

Financial performance criteria for our named executive officers are based on constant foreign currency exchange rates and include the impact of acquisitions and/or divestitures for such transactions approved by our board of directors. All of our named executive officers share two common financial performance criteria, non-GAAP revenues and adjusted EBITDA, in differing percentages as set forth below. Non-GAAP revenues are determined as net revenues, as reported, excluding the impact of purchase accounting adjustments related to deferred revenue. Adjusted EBITDA is determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, net legal settlements and related expenses, acquisition-related costs, excise and sales tax expense and interest, non-recurring tax and related interest adjustments and non-recurring regulatory fee adjustments and excludes equity-based compensation and the impact of purchase accounting adjustments related to deferred revenue. In addition, each of our named executive officers may earn between 70% and 150% of his target bonus awards applicable to our non-GAAP revenues and adjusted EBITDA criteria based on a sliding scale for achievement of 90% to greater than or equal to 110% of these bonus criteria. This sliding scale is set forth below, with data between points interpolated on a straight-line basis:

Performance Percentage of Target	Payout Percentage of Bonus Earned
<90%	0%
90%	70%
95%	85%
100%	100%
105%	125%
110% or greater	150%

For Mr. Jones and Mr. Schrafft, 50% of the value of such bonus awards will be determined with respect to each of our non-GAAP revenues and adjusted EBITDA.

For Mr. Trine, 33% of the value of such bonus awards will be determined with respect to our non-GAAP revenues and 67% with respect to our adjusted EBITDA.

For Mr. Guthrie, 25% of the value of such bonus awards will be determined with respect to our non-GAAP revenues, 25% with respect to our adjusted EBITDA and 50% with respect to technology development objectives, which are not subject to a sliding scale but are subject to pro rata achievement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: January 20, 2015	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal
General Counsel and Secretary